SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 8, 1999


                                  VIACOM, INC.
             (Exact name of Registrant as specified in its charter)


  Delaware                           1-9553                    04-2949533
(State or other                   (Commission               (I.R.S. Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


1515 Broadway, New York, New York                                    10036
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (212) 258-6000






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                                        2

Item 5. Other Events.
---------------------

                  On October 8, 1999, Viacom Inc., a Delaware corporation ("Viacom"), and CBS Corporation, a Pennsylvania corporation ("CBS"), entered into an Amended and Restated Agreement and Plan of Merger, (the "Restated Merger Agreement"), attached hereto as Exhibit 2.1, amending and restating the terms of the Agreement and Plan of Merger between CBS and Viacom, dated September 6, 1999. The Restated Merger Agreement provides that, at the effective time of the merger, holders of CBS Series B Participating Preferred Stock, par value $1.00 per share ("CBS Series B Preferred Stock"), will exchange their CBS Series B Preferred Stock for Viacom Series C Preferred Stock, par value $.01 per share (the "Viacom Series C Preferred Stock"). CBS is expected to issue approximately $485 million of Series B Preferred Stock to Gaylord Entertainment Company ("Gaylord") in connection with the acquisition of two Gaylord subsidiaries that hold a television station serving Dallas, Texas.

                  Attached as Exhibit A-1 to the Restated Merger Agreement is a revised Amended and Restated Certificate of Incorporation that provides, among other things, for the authorization of the Viacom Series C Preferred Stock.

                  The entire text of the Restated Merger Agreement, together with the exhibits thereto, are attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
-------  ---------------------------------

         (a)      Exhibits.

         2.1 Amended and Restated Agreement and Plan of Merger between Viacom Inc. and CBS Corporation, dated as of September 6, 1999 as amended and restated as of October 8, 1999.









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                                  EXHIBIT INDEX


Exhibit
  No.    Description
------   -----------

2.1 Amended and Restated Agreement and Plan of Merger between Viacom Inc. and CBS Corporation, dated as of September 6, 1999 as amended and restated as of October 8, 1999.
















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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           VIACOM INC.



Date:    October 12, 1999                       /s/ Michael D. Fricklas
                                           ---------------------------------
                                           Name:  Michael D. Fricklas
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary